                                                                    EXHIBIT 10.3

                                 AMENDMENT NO. 2

                                       TO

                                CREDIT AGREEMENT


         AMENDMENT NO. 2 ("Amendment No. 2") dated as of March __, 2000 (the "Amendment Date") to the Credit Agreement dated as of November 3, 1999 (the "Credit Agreement"), among FRIEDE GOLDMAN HALTER, INC., a corporation organized and existing under the laws of the State of Mississippi (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and Co-Arranger (the "Agent"), and BANK ONE CAPITAL MARKETS, INC., as Co-Arranger and Syndication Agent.

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement, the Lenders made available to the Borrower a loan facility of up to USD 164,218,250, as evidenced by the promissory note of the Borrower dated November 3, 1999; and

         WHEREAS, the parties wish to amend certain provisions of the Credit Agreement as set forth herein.

         NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

         1.       Section 1.1 is hereby amended as follows:

                   1.1     The definition of "Amendment Date" is hereby added to
                           Section 1.1 and reads as follows:

                  "`Amendment Date' means the date of Amendment No. 2 to this Credit Agreement."

                   1.2 The second sentence of the definition of "Applicable Commitment Fee Percentage" is deleted in its entirety and the following shall be substituted in place thereof:

                          "Notwithstanding the foregoing table or anything else
                           herein contained to the contrary, from and after April 1, 2000, the Applicable Commitment Fee Percentage shall be 1.0% until the delivery to the purchaser of each and every vessel to be delivered under the Ocean Rig Contracts and the Petrodrill Rig Contracts, after which date, and provided that no Default or Event of Default has occurred and is continuing, the Applicable Commitment Fee Percentage shall be reduced to the rate of 0.75%, until the earlier of (x) December 31, 2000 and (y) the Voluntary Step Down Date after which date the foregoing table shall be applicable."

                   1.3 The table set forth in the definition of "Applicable Margin Amount" is deleted in its entirety and the following shall be substituted in place thereof:


                                                                              Applicable Margin
                                                                               (basis points)
                                                                              -----------------
                                          Borrower's                  LIBOR                    Base Rate
                                        Leverage Ratio                Margin                    Margin
                                       ----------------               ------                   ---------
                      Level I:         <  1.0                          137.5                      25.0

                      Level II:        => 1.00 to 1.50                 175.0                      50.0

                      Level III:       => 1.50 to 2.00                 212.5                      75.0

                      Level IV:        => 2.00 to 2.50                 250.0                     100.0

                      Level V:         => 2.50 to 3.25                 275.0                     125.0

                      Level VI:        => 3.25                         300.0                     150.0

                   1.4 The second sentence of the definition of "Applicable Margin Amount" is deleted in its entirety and the following shall be substituted in place thereof:

                           "Notwithstanding the foregoing table or anything else herein contained to the contrary, from and after April 1, 2000 for any new Advances and Base Rate Advances and from and after the expiration of any LIBOR Advances outstanding on the Amendment Date, the Applicable Margin Amount for Base Rate Advances shall be 2.0% until the delivery to the purchaser of each and every vessel to be delivered under the Ocean Rig Contracts and the Petrodrill Rig Contracts, after which date the Applicable Margin Amount shall be determined in accordance with the foregoing table, provided that no Default or Event of Default has occurred and is continuing."

                   1.5 The second sentence of the definition of "Asset Sales" shall be deleted in its entirety and the following shall be substituted in place thereof:

                           "Notwithstanding the foregoing, the following transactions will be deemed not to be Asset Sales:
                           (A) a sale of assets by the Borrower to a Guarantor or by a Guarantor to the Borrower or to another Guarantor and (B) a sale of assets if either the sales price or the appraised value of such assets is $1,000,000 or less, and if such assets are promptly replaced thereafter by assets of a similar type and value."


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



                   1.6 A new definition is hereby added to the Credit Agreement, which reads as follows:

                           "`Commitment Reduction Fee' shall mean a fee equal to two and one-half percent (2.5%) of the Commitment as of the Amendment Date, payable to the Agent for the ratable benefit of the Lenders, subject to a single reduction in accordance with the following table:

                                                                  Reduction in Commitment Reduction Fee
                                                                  -------------------------------------
                          Commitment Amount              By 6/30/00     By 7/31/00    By 8/31/00      By 9/30/00
                          -----------------              ----------     ----------    ----------      ----------
                          Less than $100,000,000            20%            15%           10%              5%
                          Less than $75,000,000             30%            25%           20%             15%
                          Less than $50,000,000             40%            35%           30%             25%
                          $0                                50%            45%           40%             35%

                           The Commitment Reduction Fee shall be reduced in accordance with the highest percentage corresponding to the level of the reduction of the Commitment attained by the Borrower. As an example, if the Borrower reduces the Commitment by June 30, 2000 to an amount less than $100,000,000 but greater than $75,000,000, the Commitment Reduction Fee shall be reduced by 20%. If the Borrower then reduces the Commitment to less than $75,000,000 but greater than $50,000,000 by July 31, 2000, the total aggregate reduction in the Commitment Reduction Fee shall be 25%."

                   1.7 A new definition is hereby added to the Credit Agreement, which reads as follows:

                           "`Contract Loss' shall mean a loss under any contract of the Borrower or any Subsidiary in which the stated contract amount is USD 10,000,000 or greater, such loss being measured at the time the Borrower or such Subsidiary becomes aware that it must recognize a contract loss in respect of such contract in accordance with GAAP."

                   1.8 A new definition is hereby added to the Credit Agreement, which reads as follows:

                           "`Documentation Agent' shall mean Royal Bank of Canada."

                   1.9 The definition of "Fixed Charge Coverage Ratio" shall be deleted in its entirety and the following shall be substituted in place thereof:

                           "`Fixed Charge Coverage Ratio' shall mean, for any period, (A) the sum of (i) GAAP Cash Flow from Operations, (ii) unrestricted cash balances, and
                           (iii) the available Commitment under the Revolving Credit Facility, less capital expenditures used for the maintenance or repair of existing assets, divided by the sum total of cash payments in respect of required principal payments on Indebtedness and required payments under capital leases.


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


              1.10 A new definition is hereby added to the Credit Agreement, which reads as follows:

                           "`GAAP Cash Flow from Operations' means, for any period, the amount set forth in the quarterly and annual consolidated financial statements of the Borrower on the line in the statement of cash flows which summarizes the Borrower's cash flow from operating activities."

                   1.11 The definition of "Leverage Ratio" is amended to add the following language:

                           "; provided that EBITDA shall be determined for purposes of this definition as follows:

                              (a) for the fiscal quarter ending March 31, 2000, EBITDA shall mean the Borrower's EBITDA for the fiscal quarter then ending, multiplied by four;

                              (b) for the fiscal quarter ending June 30, 2000, EBITDA shall mean the Borrower's EBITDA for the two fiscal quarters then ending, multiplied by two;

                              (c) for the fiscal quarter ending September 30, 2000, EBITDA shall mean the Borrower's EBITDA for the three quarters then ending, multiplied by one and one-third; and

                              (d) thereafter on a rolling four-quarter basis."

                   1.12 The definition of "Majority Lenders" shall be amended and revised so that all references to "fifty-one percent (51%)" are changed to "sixty-six and two-thirds percent (66.66%)".

                   1.13 The definitions of "Material adverse effect" and "materially adversely affected" shall be amended and revised so that all references to "USD 2,000,000" are changed to "USD 1,000,000."

                   1.14 The definition of "Mortgages" is hereby amended to include any leasehold mortgages the Agent may request the Borrower or any Subsidiary to execute and deliver to the Agent from time to time.

                   1.15 A new definition is hereby added to the Credit Agreement, which reads as follows:

                           "`Ocean Rig Contracts' shall mean those contracts between the Borrower (or one of its Subsidiaries) and Ocean Rig ASA, Inc. concerning the construction, delivery and price of the Bingo 9001 and Bingo 9002 drilling rigs."

                   1.16 A new definition is hereby added to the Credit Agreement, which reads as follows:


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


                           "`Petrodrill Rig Contracts' shall mean those contracts between the Borrower and _________ concerning the construction, delivery and price of the B103 and B104 drilling rigs."

                   1.17 A new definition is hereby added to the Credit Agreement, which reads as follows:

                           "`Settlement' shall mean, any revision, extension or renegotiation of an existing contract whether entered into through the mutual consent of the contracting parties or by court order or direction of an arbitration panel where the amended contract amount represents a change of greater than $10,000,000.00 from the original contract amount."

              2.   Section 2 is hereby amended as follows:

                   2.1 The following sentence is hereby added as the penultimate sentence of Section 2.1(c):

                           "The Agent may terminate the Swing Line in its sole discretion upon two (2) weeks' prior written notice to the Borrower, setting forth in such notice the date upon which the Swing Line shall terminate, at which time all outstanding Swing Line Advances, plus interest accrued thereon and any fees incurred in connection therewith, shall be repaid in full."

                   2.2 Section 2.1(d) is deleted in its entirety and the following shall be substituted in place thereof:

                           "(d) The Revolving Loan Commitment shall be reduced
                                by seventy-five percent (75%) of the Net
                                Proceeds of any Asset Sales."

                   2.3 A new sentence is hereby added to Section 2.3(c) which reads as follows:

                           "The LC Facility will be reduced by the face amount of any expiring, drawn or canceled Tranche B Letters of Credit, excluding, however, those expiring Tranche B Letters of Credit with automatic renewals which are actually renewed."

              3. A new Section 5.1(e) is hereby added to the Credit Agreement, which reads as follows:


                           "(e) Notwithstanding anything herein contained to the contrary, from and after the Amendment Date, no Advance shall be a LIBOR Advance until the delivery to the purchaser of each and every vessel to be delivered under the Ocean Rig Contracts and the Petrodrill Rig Contracts."

              4. Section 9.1(b) is deleted in its entirety and the following added in substitution thereof:

                      "(b) The Borrower shall pay to the Agent for distribution to the Issuing Lender an annual letter of credit fee equal to the face amount of each Letter of Credit (including the Dollar Equivalent of the face amounts of outstanding Offshore Currency Letters of Credit) outstanding times (i) three percent (3%) per annum for the period from April 1, 2000 until the delivery to the purchaser of each and every vessel to be delivered under the Ocean Rig Contracts and the Petrodrill Rig Contracts, and (ii) the Applicable Margin Amount then in effect for LIBOR Advances for all other periods hereunder, each such fee to be payable quarterly in arrears; provided that the Agent shall deduct from such fee, for payment to the Issuing Lender, an amount equal to one-tenth of one percent (0.10%) of the face amount of each such Letter of Credit (including the Dollar Equivalent of the face amounts of outstanding Offshore Currency Letters of Credit); and provided further, that if any Existing Letter of Credit is not replaced with a new Letter of Credit within ninety (90) days following the date hereof, the Borrower shall pay to the Issuing Lender for such Existing Letters of Credit an additional letter of credit fee equal to one-tenth of one percent (0.10%) of the face amount of each such Letter of Credit, payable quarterly in arrears."

         5. A new Section 9.1(d) is hereby added to the Credit Agreement, which reads as follows:

                      "(d) The Borrower will pay to the Agent for ratable distribution to the Lenders, the Commitment Reduction Fee on the earlier of (a) the termination of the Commitment and (b) September 30, 2000."

         6.   Section 11 is hereby amended as follows:

              6.1 Section 11.1(a)(iv) shall be deleted in its entirety and the following shall be substituted in place thereof:

                      "(iv) as soon as available and in any event within thirty (30) days after the end of each month, a profit and loss report by contract for projects where the total contract amount is in excess of $10,000,000, in form and substance satisfactory to the Agent."

              6.2 The following sentence is hereby added to Section 11.1(b) as the second sentence thereof:

                      "The Agent may order audits and examinations by outside auditing or consulting firms that may include the review and testing of the Borrower's business plan and any items relating to its business plan including underlying contract assumptions, expense projections, revenue timing, Eligible Accounts (including, without limitation, test verifications, aging and reconciliations thereof, and trial balances therefor), Eligible Inventory and other related items, the costs of which shall be borne by the Borrower."

              6.3 A new Section 11.1(g) is hereby added to the Credit Agreement, which reads as follows:

                      "(g) The Borrower will furnish to the Agent, as soon as available and in any event within thirty (30) days after the end of each month, a statement of Borrower's consolidated cash receipts for such month and a consolidating cash receipts projection for the subsequent three months, setting forth by contract the payments to the Borrower and its Subsidiaries under each of their contracts for the repair, construction and refurbishment of vessels and other equipment, and the costs to the Borrower and its Subsidiaries of the goods and services required thereunder for such period; provided that such statement shall not include or take into account any changes or adjustments to balance sheet items."

              6.4 A new Section 11.1(h) is hereby added to the Credit Agreement, which reads as follows:

                      "(h) Promptly upon the occurrence of each Contract Loss, and no less than five (5) Business Days prior to the Borrower's or any Subsidiary's entering into any Settlement, the Borrower shall provide to the Agent a statement of projected expenses and revenues of the Borrower (on a consolidated basis), which statement shall give effect to each Settlement (including without limitation the proposed Settlement) and each Contract Loss."

              6.5 A new Section 11.11 is hereby added to the Credit Agreement, which reads as follows:

                      "11.11 Field Audits and Environmental Audits. The Borrower shall, and shall cause each Subsidiary to, within thirty
                      (30) days following the date of Amendment No. 2:

                         (a) commence Phase I environmental audits for each parcel of real property owned by the Borrower or any Subsidiary; and

                         (b) cooperate fully with the Agent and the Lenders to commence an audit of the Borrower's and the Subsidiaries' books, records and accounts."

         7.   Section 12 is hereby amended as follows:

              7.1 Section 12.5(h) of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

                      "(h)    other Indebtedness not otherwise permitted by this
                              Section 12.5 in the principal amount outstanding of up to USD 5,000,000 in any year, and up to an aggregate of USD 10,000,000 from the date hereof through the Maturity Date."

              7.2 Section 12.10 of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

                      "Sale of Fixed Assets or Accounts. Sell, transfer or assign any fixed assets or any account receivable; provided, however, that the Borrower may sell, transfer or assign any assets in the ordinary course of business in an amount of up to an aggregate of USD 5,000,000 from the date of this Credit Agreement through the Maturity Date; provided, further, that one hundred percent (100%) of the Net Proceeds from such sales shall be applied first to repay the any amounts outstanding under the Revolving Credit Facility and second to cash collateralize Tranche B Letters of Credit to the extent the aggregate face amount of such Letters of Credit exceeds eighty percent (80%) of the orderly liquidation value of the Equipment."

              7.3 Section 12.11 of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

                      "Leverage Ratio. Permit the Leverage Ratio to be greater
                       than the Required Ratio set forth below:

                      Quarter Ending                Required Ratio
                      --------------                --------------
                      March 31, 2000                4.50 to 1.00
                      June 30, 2000                 4.00 to 1.00
                      September 30, 2000            4.00 to 1.00
                      December 31, 2000             3.00 to 1.00
                      March 31, 2001                3.00 to 1.00
                      June 30, 2001 and             2.25 to 1.00"
                      each quarter thereafter

              7.4 Section 12.12 of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

                      "Fixed Charge Coverage Ratio. Permit its Fixed Charge Coverage Ratio to be less than the Required Ratio set forth below:

                              Quarter Ending             Required Ratio
                              --------------             --------------
                              March 31, 2000                1.10
                              June 30, 2000                 1.50
                              September 30, 2000            1.35
                              December 31, 2000             1.25
                              March 31, 2001                1.50
                              June 30, 2001                 1.50
                              September 30, 2001            1.35
                              December 31, 2001             1.25
                              March 31, 2002 and            1.50
                              thereafter

              7.5 Section 12.13 of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

                      "Net Worth. Permit its Net Worth, as measured on a quarterly basis, to be less than the aggregate of (a) ninety-five percent (95%) of Net Worth at December 31, 1999, plus (b) seventy-five percent (75%) of positive net income for each fiscal quarter and (c) seventy-five percent (75%) of the Net Proceeds of future offerings of common stock or other equity of the Borrower."

              7.6 Section 12.15(a) shall be amended and revised such that the following shall be added to the end of the existing paragraph:

                      "; provided further, that, until delivery to the purchaser of each and every vessel to be delivered under the Ocean Rig Contracts and the Petrodrill Rig Contracts, neither the Borrower nor any Subsidiary shall make any Acquisition."

              7.7 Section 12.15(d) shall be deleted in its entirety and the following shall be substituted in place thereof:

                      "(d) present and future investments in joint ventures or similar arrangements, including guarantees of joint venture obligations, up to USD 13,000,000 in respect of any one such investment, not to exceed USD 20,000,000 in respect of all such investments; and"

              7.8 Section 12.15(e) shall be deleted in its entirety and the following shall be substituted in place thereof:

                      "(e) capitalized fixed asset additions, not to exceed USD 12,000,000 per calendar year; provided that, notwithstanding anything herein to the contrary, neither the Borrower nor any of its U.S. subsidiaries shall make advances or loans to any one non-U.S. subsidiary in excess of USD 5,000,000 and to all non-U.S. subsidiaries which exceed, in the aggregate, USD 10,000,000."


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


              7.9 Section 12.17 shall be deleted in its entirety and the following shall be substituted in place thereof:

                      "Dividends. Without the consent of the Majority Lenders, make any dividend payments (other than dividends payable in stock) or other distributions to its stockholders or redeem or otherwise acquire any of its stock."

         8. A new Section 13.1(l) is hereby added to the Credit Agreement, which reads as follows:

                      "(l) The Borrower or any Subsidiary incurs a Contract Loss or enters into a Settlement, and after giving effect to such Settlement or Contract Loss and all other Settlements and Contract Losses, the cash flow projections of the Borrower in any statement required to be delivered under Section 11.1(h) indicate such Settlement or Contract Loss shall or is likely to result in a Default or Event of Default under Sections 13.1 (a) through (h)."

         9.   Conditions Precedent.

              9.1 Documents and Other Items Required as Conditions Precedent to Amendment No. 2. The effectiveness of the modifications to the Credit Agreement contemplated by this Amendment No. 2 is subject to the condition precedent that the Agent shall have received at or prior to the Amendment Date all of the following, each dated on or before the Amendment Date and each in form and substance satisfactory to the Agent and its counsel:

                      (a) Each of the following documents (the "Amendment
              Documents") shall have been duly authorized and executed with original counterparts thereof delivered to the Agent:

                           (i)      This Amendment No. 2;

                           (ii) Amendment No. 2 to the U.S. Preferred Fleet Mortgage;

                           (iii)    Ratifications of Security Agreements;

                           (iv)     Ratifications of Pledges;

                           (v)      Ratification of Guaranty;

                           (vi) Legal Opinion of Jones Walker Waechter Poitevent Carrere & Denegre L.L.P.,

                           (vii) Ratification by the Board of Directors of Friede Goldman Halter, Inc.;


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


                           (viii) Leasehold Mortgages on properties designated by the Agent;

                           (ix) A Borrowing Base Certificate with respect to the Borrowing Base for the month ending February 29, 2000; and

                           (x) such further documents as the Lenders may reasonably request;

                      (b) The Lenders shall have received satisfactory evidence
              that all amounts of principal, interest and fees outstanding under or in connection with the Swing Line Loans have been repaid by the Borrower in full.

                      (c) The Agent shall have received satisfactory evidence
              that the Borrower shall have paid all reasonable fees and expenses of Agent's counsel.

                      (d) The Agent shall have received from the Borrower
              payment of an amendment fee equal to 0.5% of the Commitment.

                      (e) The representations and warranties contained in
              Section 10 of the Credit Agreement shall be true on the Amendment Date with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in Section 13 of the Credit Agreement and no event which, with the lapse of time or the giving of notice and the lapse of time specified in Section 13 of the Credit Agreement, would become such an Event of Default, shall have occurred and be continuing.

              9.2 Waiver of Conditions Precedent. All of the conditions precedent contained in this Section 9 are for the sole benefit of the Agent and the Lenders and the Agent may waive any of them in its absolute discretion, and on such conditions as it deems proper.

         10.  Representations. The Borrower represents and warrants that:

              (a) The Borrower is a corporation, duly organized and validly existing in good standing under the laws of the State of Mississippi, and has the requisite power and authority (i) to carry on its business as presently conducted; and (ii) to enter into and perform its obligations under the Amendment Documents.

              (b) The execution, delivery and performance by Borrower and the Guarantors of the Amendment Documents and any other instrument or agreement provided for by this Amendment No. 2 to which it is a party, have been duly authorized by all necessary corporate action, do not require stockholder approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its Certificate of Incorporation or Bylaws, or similar such organizational documentation, and will not violate any provision of law or of any order of any court or governmental agency or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Amendment No. 2) in the creation of any security interests, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound other than is in favor of the Agent; the Amendment Documents have been duly executed and delivered by the Borrower and the Guarantors and constitute the respective legal, valid and binding agreements, enforceable in accordance with the respective terms thereof as to which each of the Borrower and the Guarantors is a party. The enforceability of this Amendment No. 2, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights or creditors and to general equity principles.

              (c) Except as set forth in the Credit Agreement, there are no suits or proceedings pending or to its knowledge threatened against or affecting Borrower or any Guarantor which if adversely determined would have a material adverse effect upon its business, financial condition or operations.

              (d) Other than such as have been obtained, no license, consent or approval of any Governmental Agency or other regulatory authority is required for the execution, delivery or performance of this Amendment No. 2 or any other Amendment Document or any instrument contemplated herein or therein.

              11. Expenses. The Borrower agrees to promptly, whether or not the modifications to the Credit Agreement contemplated by this Amendment No. 2 become effective, (x) reimburse the Agent for all fees and disbursements of external counsel to the Agent and all reasonable out of pocket fees and disbursements of the Agent incurred in connection with the preparation, execution and delivery of this Amendment No. 2 and all other documents referred to herein, and all amendments or waivers to or termination of this Amendment No. 2 or any agreement referred to herein; and (y) reimburse the Agent for all fees and disbursements of internal and external counsel to the Agent and all reasonable out of pocket fees, disbursements and travel-related expenses of the Agent incurred in connection with the protection of the rights of the Agent under this Amendment No. 2 and all other documents referred to herein, whether by judicial proceedings or otherwise. The obligations of the Borrowers under this Section 11 shall survive payment of the Loan.

         12. Wherever and in each such place the term "Credit Agreement" is used throughout the Credit Agreement, such term shall be read to mean the Credit Agreement as amended by this Amendment No. 2.

         13. Except as specifically amended by this Amendment No. 2, all of the terms and provisions of the Credit Agreement shall remain in full force and effect.

         14. All capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement.

         15. THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.




              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 to Credit Agreement on the date first written above.

                                            BORROWER:
                                            --------

                                            FRIEDE GOLDMAN HALTER, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            LENDERS:

                                            WELLS FARGO BANK (TEXAS), NATIONAL
                                            ASSOCIATION


                                            By:

                                            Name: Joseph P. Maxwell
                                            Title: Vice President

                                            ROYAL BANK OF CANADA


                                            By:

                                            Name:

                                            Title:


                                            HIBERNIA NATIONAL BANK


                                            By:

                                            Name:

                                            Title:

                                           BANK ONE, N.A.


                                           By:

                                           Name:

                                           Title:



                                           ADMINISTRATIVE AGENT AND CO-ARRANGER:

                                           WELLS FARGO BANK (TEXAS), NATIONAL
                                           ASSOCIATION


                                           By:

                                           Name: Joseph P. Maxwell
                                           Title: Vice President

                                           SYNDICATION AGENT AND CO-ARRANGER:

                                           BANC ONE CAPITAL MARKETS, INC.


                                           By:

                                           Name:

                                           Title: